Exhibit 5.1

October 15, 2021

Jasper Therapeutics, Inc.

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

Re:	Jasper Therapeutics, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jasper Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to (a) the issuance of shares of the Company’s voting common stock, $0.0001 par value per share (“Common Stock”), upon the exercise of warrants issued by the Company, and (b) the resale of shares of Common Stock issued by the Company and held by certain stockholders and holders of outstanding shares of the Company’s non-voting common stock, $0.0001 par value per share (“Non-Voting Common Stock”), as follows:

(i)	the issuance of up to 5,000,000 shares (the “Warrant Shares”) of Common Stock upon the exercise of certain outstanding warrants (the “Warrants”); and

(ii)	the resale of up to 33,081,493 shares of Common Stock (including 1,296,022 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of 1,296,022 shares of outstanding Non-Voting Common Stock) (collectively, the “Selling Stockholder Shares”).

The Warrants were issued pursuant to a Warrant Agreement, dated November 6, 2019 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Conversion Shares will be issued upon the conversion of outstanding shares of Non-Voting Common Stock in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Charter and the Company’s Second Amended and Restated Bylaws, each as currently in effect, the Warrant Agreement a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of October 15, 2021 (the “Good Standing Certificate”), and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that at or prior to the time of the delivery of any of the Warrant Shares or the Conversion Shares, the Registration Statement will have been declared effective under the Securities Act; and (ix) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Jasper Therapeutics, Inc.

October 15, 2021

With respect to the Warrants, the Warrant Shares and the Conversion Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and the Conversion Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants and/or the Non-Voting Common Stock, may cause the Warrants to be exercisable or the Non-Voting Common Stock to be convertible for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares (other than the Conversion Shares included therein) have been duly authorized and are validly issued, fully paid and nonassessable. The Conversion Shares included in the Selling Stockholder Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Charter, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP